SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT




    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) June 27, 2000



                           BUTLER NATIONAL CORPORATION
            (Exact name of Registrant as specified in its charter)

Delaware                            0-1678                         41-0834293
(State of incorporation)   (Commission File Number)          (I.R.S. Employer
                                                           Identification No.)



                19920 West 161st Street, Olathe, Kansas  66062
                (Address of Principal Executive Office) (Zip Code)

      Registrant's telephone number, including area code:  (913) 780-9595

Former Name, former address and former fiscal year if changed since last report:



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Item 4. Change in Registrant's Certifying Accountant

         Item 304(a)(1)

  (i) On June 27, 2000, upon recommendation by the Audit Committee of the Board of Directors, the Company dismissed their independent accountant, Kelly & Company, as auditors for Butler National Corporation and its subsidiaries and from their engagement to audit the consolidated financial statements of Butler
         National Corporation and its subsidiaries as of April 30, 1999, due to a dispute regarding fees.

  (ii)   As previously reported on Form 8-K on
         November 1, 1999, Kelly & Company was
         engaged October 26, 1999, as Registrant's independent auditors in connection with an audit of the Registrant's financial statements for the year ending April 30, 1999. The reports of the prior independent auditor, Arthur
         Andersen LLP, on the Company's consolidated financial statements for each of the two fiscals ended April 30, 1997 and April 30, 1998, originally reported on Form 10-K on July 29, 1998, and subsequently amended and reported on Form 10-K/A on March 29, 2000, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  (iii) The decision to dismiss the accountants was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors.

  (iv) The Company does not have any disagreements with Kelly & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

  (v) The Company does not have any "reportable events" as that term is defined in Item
         304(a)(1)(v) of Regulation S-K.

  (vi) The Company requested that Kelly & Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Kelly and Company's letter is attached hereto as Exhibit 16.




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                                  Signatures


  Pursuant to the requirements of the Securities &
  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


  Butler National Corporation

    (Registrant)


  June 30, 2000                        /S/Clark D. Stewart
    (Date)                             Clark D. Stewart, President
                                       and Chief Executive Officer



  June 30, 2000                        /S/Robert E. Leisure
    (Date)                             Robert E. Leisure
                                       Chief Financial Officer
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